UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2015

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2015, Power Solutions International, Inc. a Delaware corporation (the “Company”), (Nasdaq:PSIX) issued a press release announcing it entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among the Company, Powertrain Integration Acquisition, LLC, an Illinois limited liability company and a wholly-owned subsidiary of the Company (“Buyer”), Powertrain Integration, LLC (the “Seller”) and the principals of Seller, pursuant to which, the Buyer will purchase from the Seller all of the assets and assume certain customary liabilities of Seller. Seller is a provider of General Motors (GM) on-highway powertrain solutions, including systems, components and services, for niche OEM automakers and fleets. The transaction is expected to close within thirty days.

Pursuant to the terms and conditions of the Asset Purchase Agreement, the Company will pay approximately $21,600,000 in cash at closing. Such amount is subject to customary net working capital adjustments.

Seller will be entitled to a base earnout payment in cash not to exceed $8,000,000. The amount of the base earnout payment will be determined by multiplying $8,000,000 by a fraction (not to exceed 1.0) of (1) 2015 net sales of the purchased business over (2) $52,000,000. Seller will also be entitled to an additional amount equal to the greater of (i) an amount equal to a 5% per annum return on the base earnout payment or (ii) an amount equal to the product of (a) the fraction of (1) the base earnout payment over (2) the Company’s share price prior to the announcement of the transaction, times (b) the company’s share price at January 1, 2016, less the base earnout payment. Such additional amount can be paid in cash, common stock or a combination thereof at the Company’s option.

The Asset Purchase Agreement includes customary representations, warranties and covenants, including customary indemnification obligations, and customary closing conditions.

The foregoing summary description of the Asset Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release dated May 6, 2015 announcing the Company’s acquisition of Powertrain Integration is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1

Asset Purchase Agreement dated May 4, 2015 by and among Power Solutions International, Inc., Powertrain Integration

Acquisition, LLC, as the Buyer and Powertrain Integration, LLC and its principals, as Seller.

99.1	Press Release of Power Solutions International, Inc. dated May 6, 2015 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey

Chief Financial Officer

Dated: May 6, 2015

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